SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐    Definitive Proxy Statement

☐    Definitive Additional Materials

☒   Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

INTERNATIONAL ELECTRONICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

Exhibit-99.(a)

Subject Company:  International Electronics, Inc.

Commission File No.:  000-16305

On May 14, 2007, International Electronics, Inc. issued a press release, a copy of which press release is included as Exhibit A hereto.

Exhibit A                Press Release issued by International Electronics, Inc., dated May 14, 2007.

Important Additional Information Regarding the Tender Offer is filed with the SEC.

IEI filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC on March 16, 2007 regarding Risco’s unsolicited tender offer, and has subsequently filed amendments thereto.  On April 27, 2007, IEI both filed a definitive proxy statement with the SEC and mailed the proxy statement to its shareholders, which proxy statement in part relates to the tender offer commenced by Risco.  IEI advises its shareholders to read both the Schedule 14D-9, including any amendments thereto, and IEI’s proxy statement, because these documents contain additional information important to the shareholders’ interests in Risco’s offer and the related consent solicitation.  Shareholders may obtain a free copy of the Schedule 14D-9, and any amendments thereto, and the definitive proxy statement on the SEC’s web site at www.sec.gov, on IEI’s web site at www.ieib.com, or by contacting IEI’s information agent, Morrow & Co., Inc. at (203) 658-9400.

IEI and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with Risco’s tender offer.  Information concerning the interests of IEI’s participants in the solicitation, which may, in some cases, be different than those of IEI’s shareholders generally, is set forth in IEI’s solicitation / recommendation statement, proxy statements and Annual Reports on Form 10-K, previously filed with the SEC.